UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)       June 27, 2006 (June 27, 2006)
CLARCOR INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11024	36-0922490

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
840 Crescent Centre Drive, Suite 600, Franklin, TN       37067
(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code	615-771-3100

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     8.01 On June 27, 2006, the Company issued a press release stating that the Company’s Board of Directors had declared a regular quarterly dividend of $0.0675 per share. The dividend is payable July 28, 2006 to shareholders of record July 14, 2006.
Item 9.01 Financial Statements and Exhibits
     Exhibit 99.1 – Press Release dated June 27, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARCOR INC.
By	/s/ Richard M. Wolfson
Richard M. Wolfson,
Vice President, General Counsel and Secretary

Date: June 27, 2006